                                                                    EXHIBIT 3.2



                                     BYLAWS

                                       OF

                              ROYAL BODYCARE, INC.








                                                  Adopted as of October 5, 1999

                                     BYLAWS

                                       OF

                              ROYAL BODYCARE, INC.



                               TABLE OF CONTENTS


ARTICLE 1         OFFICES                                                         1
         SECTION 1.1       REGISTERED OFFICE/RESIDENT AGENT                       1
         SECTION 1.2       OTHER OFFICES                                          1

ARTICLE 2         MEETINGS OF STOCKHOLDERS                                        1
         SECTION 2.1       PLACE OF MEETINGS                                      1
         SECTION 2.2       ANNUAL MEETING                                         1
         SECTION 2.3       SPECIAL MEETINGS                                       1
         SECTION 2.4       NOTICE                                                 1
         SECTION 2.5       VOTING LIST                                            2
         SECTION 2.6       QUORUM                                                 2
         SECTION 2.7       REQUIRED VOTE; WITHDRAWAL OF QUORUM                    2
         SECTION 2.8       METHOD OF VOTING; PROXIES                              2
         SECTION 2.9       RECORD DATE                                            3
         SECTION 2.10      ACTION WITHOUT MEETING                                 4
         SECTION 2.11      INSPECTORS OF ELECTIONS                                4

ARTICLE 3         DIRECTORS                                                       4
         SECTION 3.1       MANAGEMENT                                             4
         SECTION 3.2       NUMBER; ELECTION                                       4
         SECTION 3.3       CHANGE IN NUMBER                                       5
         SECTION 3.4       REMOVAL                                                5
         SECTION 3.5       VACANCIES AND NEWLY CREATED DIRECTORSHIPS              5
         SECTION 3.6       ELECTION OF DIRECTORS; CUMULATIVE VOTING PROHIBITED    5
         SECTION 3.7       PLACE OF MEETINGS                                      5
         SECTION 3.8       ANNUAL MEETINGS                                        5
         SECTION 3.9       REGULAR MEETINGS                                       5
         SECTION 3.10      SPECIAL MEETINGS                                       5
         SECTION 3.11      QUORUM                                                 6
         SECTION 3.12      ACTION WITHOUT MEETING; TELEPHONE MEETINGS             6
         SECTION 3.13      COMPENSATION                                           6


                               TABLE OF CONTENTS
                                  (CONTINUED)

ARTICLE 4         COMMITTEES                                                            6
         SECTION 4.1       DESIGNATION                                                  6
         SECTION 4.2       NUMBER; QUALIFICATION; TERM                                  6
         SECTION 4.3       AUTHORITY                                                    6
         SECTION 4.4       COMMITTEE CHANGES; REMOVAL                                   7
         SECTION 4.5       ALTERNATE MEMBERS OF COMMITTEES                              7
         SECTION 4.6       REGULAR MEETINGS                                             7
         SECTION 4.7       SPECIAL MEETINGS                                             7
         SECTION 4.8       QUORUM; MAJORITY VOTE                                        7
         SECTION 4.9       MINUTES                                                      7
         SECTION 4.10      COMPENSATION                                                 7
         SECTION 4.11      RESPONSIBILITY                                               7

ARTICLE 5         NOTICES                                                               8
         SECTION 5.1       METHOD                                                       8
         SECTION 5.2       WAIVER                                                       8
         SECTION 5.3       EXCEPTION TO NOTICE REQUIREMENT                              8

ARTICLE 6         OFFICERS                                                              8
         SECTION 6.1       OFFICERS                                                     8
         SECTION 6.2       ELECTION                                                     9
         SECTION 6.3       COMPENSATION                                                 9
         SECTION 6.4       REMOVAL AND VACANCIES                                        9
         SECTION 6.6       CHIEF EXECUTIVE OFFICER                                      9
         SECTION 6.7       PRESIDENT                                                    9
         SECTION 6.8       VICE PRESIDENTS                                             10
         SECTION 6.9       SECRETARY                                                   10
         SECTION 6.10      ASSISTANT SECRETARIES                                       10
         SECTION 6.11      TREASURER                                                   10
         SECTION 6.12      ASSISTANT TREASURERS                                        10
         SECTION 6.13      OTHER OFFICERS                                              10
         SECTION 6.14      OFFICER'S BOND                                              10

ARTICLE 7         CERTIFICATES REPRESENTING SHARES                                     11
         SECTION 7.1       CERTIFICATES                                                11
         SECTION 7.2       LEGENDS                                                     11
         SECTION 7.3       LOST CERTIFICATES                                           11
         SECTION 7.4       TRANSFER OF SHARES                                          11
         SECTION 7.5       REGISTERED STOCKHOLDERS                                     11


                               TABLE OF CONTENTS
                                  (CONTINUED)

ARTICLE 8         GENERAL PROVISIONS                                                   12
         SECTION 8.1       DIVIDENDS                                                   12
         SECTION 8.2       RESERVES                                                    12
         SECTION 8.3       CHECKS                                                      12
         SECTION 8.4       FISCAL YEAR                                                 12
         SECTION 8.5       SEAL                                                        12
         SECTION 8.6       INDEMNIFICATION                                             12
         SECTION 8.7       TRANSACTIONS WITH DIRECTORS AND OFFICERS                    12
         SECTION 8.8       AMENDMENTS                                                  13
         SECTION 8.9       TABLE OF CONTENTS; HEADINGS                                 13



                                     BYLAWS
                                       OF
                              ROYAL BODYCARE, INC.



                                   ARTICLE 1
                                    OFFICES

         SECTION 1.1 REGISTERED OFFICE/RESIDENT AGENT. The registered office of Royal BodyCare, Inc. (the "CORPORATION") shall be at 502 East John Street, Carson City, Nevada 89706 or at such other place as may be set forth in the appropriate filing with the Secretary of State of the State of Nevada. The name of the resident agent is CSC Services of Nevada, Inc. or such other name set forth in the appropriate filing with the Secretary of State of the State of Nevada.

         SECTION 1.2 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require. The principal office of the Corporation shall be in Irving, Texas.


                                   ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 PLACE OF MEETINGS. Meetings of stockholders for all purposes shall be held in Irving, Texas or at such other place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.2 ANNUAL MEETING. An annual meeting of stockholders of the Corporation shall be held on such date and at such time and such place as shall be designated by the Board of Directors. At such meeting, the stockholders entitled to vote thereat shall elect by a plurality vote directors and transact such other business as may properly be brought before the meeting.

         SECTION 2.3 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, may be called by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting.

         SECTION 2.4 NOTICE. Written or printed notice stating the place, date, and hour of each meeting of the stockholders and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. Such notice shall be signed by the President, a Vice President, the Secretary, an Assistant Secretary or any other officer designated by the Board of Directors. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

         SECTION 2.5 VOTING LIST. Unless contrary provisions are contained in the articles of incorporation, the directors may prescribe a period not exceeding sixty (60) days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty (60) days before each meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

         SECTION 2.6 QUORUM. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation, may adjourn the meeting from time to time until a quorum shall be present. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         SECTION 2.7 REQUIRED VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, action by the stockholders is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the question is one on which, by express provision of statute, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 2.8 METHOD OF VOTING; PROXIES. (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited, denied, increased or decreased by the Articles of Incorporation or these Bylaws.

         (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

         (c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

                   (i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. The proxy may be limited to action on designated matters. Execution may be accomplished by the stockholder or by an authorized officer, director, employee or agent of the stockholder signing such writing or causing such stockholder's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

                  (ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

         (d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         SECTION 2.9 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not be more than sixty (60) days before the date of such meeting. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

         SECTION 2.10 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent or consents shall be delivered to the Corporation at its registered office in Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders' meetings are recorded. Such delivery shall be by hand or by certified or registered mail, return receipt requested.

         SECTION 2.11 INSPECTORS OF ELECTIONS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                   ARTICLE 3
                                   DIRECTORS

         SECTION 3.1 MANAGEMENT. The business and affairs of the Corporation shall be managed by its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders. The Board of Directors shall keep regular minutes of its proceedings.

         SECTION 3.2 NUMBER; ELECTION. The Board of Directors shall consist of no less than one (1) director and no more than fifteen (15) directors who need not be stockholders or residents of the State of Nevada. Initially, the number of directors constituting the entire Board of Directors shall be four (4). The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         SECTION 3.3 CHANGE IN NUMBER. The number of directors may be increased or decreased from time to time by resolution adopted by the unanimous vote of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

         SECTION 3.4 REMOVAL. Any director may be removed, with or without cause, at any annual or special meeting of stockholders, by the affirmative vote of the holders of two-thirds of the shares represented in person or by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matters shall have been given in the notice calling such meeting.

         SECTION 3.5 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. If at any time there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws with respect to the filling of other vacancies.

         SECTION 3.6 ELECTION OF DIRECTORS; CUMULATIVE VOTING PROHIBITED. At every election of directors, each stockholder shall have the right to vote in person or by proxy the number of voting shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting shall be prohibited.

         SECTION 3.7 PLACE OF MEETINGS. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Nevada.

         SECTION 3.8 ANNUAL MEETINGS. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving, such time or place shall be changed.

         SECTION 3.9 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held every month on such day and at such time and place as shall from time to time be determined by the Board of Directors.

         SECTION 3.10 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board on one (1) day's notice to each director, either personally or by mail or by telegram. Special meetings may be called in like manner and on like notice on the written request of any one of the directors. Except as may be otherwise expressly provided by statute, the

Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

         SECTION 3.11 QUORUM. At all meetings of the Board of Directors, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, or the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.12 ACTION WITHOUT MEETING; TELEPHONE MEETINGS. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board of Directors or of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 3.13 COMPENSATION. Unless otherwise provided for by a resolution adopted by the Board of Directors, directors, as such, shall not receive any compensation for their services.

                                   ARTICLE 4
                                   COMMITTEES

         SECTION 4.1 DESIGNATION. The Board of Directors may, by resolution, designate one or more committees.

         SECTION 4.2 NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors appointed by resolution. The number of committee members may be increased or decreased from time to time by resolution adopted by the Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his death or resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

         SECTION 4.3 AUTHORITY. Each committee, to the extent expressly provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by statute, the Articles of Incorporation or these Bylaws.

         SECTION 4.4 COMMITTEE CHANGES; REMOVAL. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. The Board of Directors may remove any committee member, at any time, with or without cause.

         SECTION 4.5 ALTERNATE MEMBERS OF COMMITTEES. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee.

         SECTION 4.6 REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

         SECTION 4.7 SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least one (1) day before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

         SECTION 4.8 QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws.

         SECTION 4.9 MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

         SECTION 4.10 COMPENSATION. Unless otherwise provided for by a resolution adopted by the Board of Directors, committee members will not receive any compensation for attending any committee meetings or a stated salary.

         SECTION 4.11 RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

                                   ARTICLE 5
                                    NOTICES

         SECTION 5.1 METHOD. Whenever by statute, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required, and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be given when deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         SECTION 5.2 WAIVER. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 5.3 EXCEPTION TO NOTICE REQUIREMENT. The giving of any notice required under any provision of the Nevada General Corporation Law, the Articles of Incorporation or these Bylaws shall not be required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable. If any such stockholder shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such stockholder shall be reinstated.


                                   ARTICLE 6
                                    OFFICERS

         SECTION 6.1 OFFICERS. The officers of the Corporation shall be elected by the directors and shall be a Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents (who shall rank in such order and who shall have such additional titles or designations, such as "Executive," "Senior," "First," or "Second," as may be determined from time to time by the



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


Board of Directors), a Secretary and a Treasurer. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person except that the President and Secretary shall not be the same person.

         SECTION 6.2 ELECTION. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the Corporation, none of whom need be a member of the Board of Directors, a stockholder or a resident of the State of Nevada. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 6.3 COMPENSATION. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         SECTION 6.4 REMOVAL AND VACANCIES. Each officer of the Corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent elected or appointed by the Board of Directors may be removed either for or without cause by a majority of the directors represented at a meeting of the Board of Directors at which a quorum is represented, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         SECTION 6.5 CHAIRMAN OF THE BOARD. The Board of Directors shall designate one of their members as Chairman. The Chairman of the Board shall have such powers and duties as may be designated by the Board of Directors.

         SECTION 6.6 CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate a Chief Executive Officer of the Corporation. Unless designated to the Chairman of the Board or otherwise delegated by the Board of Directors, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors, and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the Chief Executive Officer shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision and management of the business and affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and executing thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         SECTION 6.7 PRESIDENT. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors, and shall serve under the general direction of the Chief Executive Officer, as the Chief Operations Officer of the



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Company. In the absence or disability of the Chief Executive Officer, the
President shall perform the duties and exercise the powers of the Chief Executive Officer.

         SECTION 6.8 VICE PRESIDENTS. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors or the Chief Executive Officer, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer, Chairman of the Board, President or Board of Directors shall prescribe.

         SECTION 6.9 SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. Except as otherwise provided herein, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Chief Executive Officer, Chairman of the Board, President or Board of Directors, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         SECTION 6.10 ASSISTANT SECRETARIES. Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe.

         SECTION 6.11 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe.

         SECTION 6.12 ASSISTANT TREASURERS. Each Assistant Treasurer shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe.

         SECTION 6.13 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, including without limitation, a Chief Financial Officer, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 6.14 OFFICER'S BOND. If required by the Board of Directors, any officer so required shall give the Corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful



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





performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE 7
                        CERTIFICATES REPRESENTING SHARES

         SECTION 7.1 CERTIFICATES. Unless the Corporation has provided in its articles of incorporation or in its bylaws for the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of stock, every stockholder is entitled to have a certificate, signed by officers or agents designated by the Corporation for the purpose, certifying the number of shares owned by the stockholder in the Corporation. Any or all of the signatures on a certificate may be facsimile. However, if the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities.

         SECTION 7.2 LEGENDS. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock shall bear such legends, including, without limitation, such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

         SECTION 7.3 LOST CERTIFICATES. The Corporation may issue a new certificate representing shares in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 7.4 TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 7.5 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part



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of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE 8
                               GENERAL PROVISIONS

         SECTION 8.1 DIVIDENDS. The directors, subject to any restrictions contained in the Articles of Incorporation, may declare dividends upon the shares of the Corporation's capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Nevada General Corporation Law and the Articles of Incorporation.

         SECTION 8.2 RESERVES. By resolution of the Board of Directors, the directors may set apart out of any of the funds of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 8.3 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 8.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 8.5 SEAL. The corporate seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 8.6 INDEMNIFICATION. The Corporation shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by the Nevada General Corporation Law and the Articles of Incorporation.

         SECTION 8.7 TRANSACTIONS WITH DIRECTORS AND OFFICERS. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in such contract, transaction or other act, or are directors or officers of such other corporation. Any director of the Corporation, individually, or any firm or corporation of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that the director, individually, or the firm or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any annual meeting or at any special meeting, called for that purpose, of the Board of Directors at which action upon any contract or transaction shall be taken. Any



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director of the Corporation who is so interested may be counted in determining the existence of a quorum at any such annual or special meeting of the Board of Directors which authorizes such contract or transaction, and may vote thereat to authorize such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested. Every director of the Corporation is hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm, corporation, trust or organization in which or with which he may be in anywise interested or connected.

         SECTION 8.8 AMENDMENTS. These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors, at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting, or by written consent of the Board of Directors or the stockholders without a meeting.

         SECTION 8.9 TABLE OF CONTENTS; HEADINGS. The Table of Contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.



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


                            CERTIFICATE BY SECRETARY

         The undersigned, being the secretary of the Corporation, hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors of the Corporation effective on October 5, 1999.


         IN WITNESS WHEREOF, I have signed this certification as of the ______ day of March, 2000.



                           /s/
                           ------------------------------
                           Katherine M. Howard, Secretary




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